UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2014

LANDS’ END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane, Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (608) 935-9341

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2014, the Compensation Committee of the Board of Directors of Lands’ End, Inc. (the “Company”) approved Executive Severance Agreements (each, an “Executive Severance Agreement”) with each of the following named executive officers of the Company (each an “Executive”): Edgar O. Huber, Chief Executive Officer and President, Michael P. Rosera, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer, Michele Donnan Martin, Executive Vice President, Chief Merchandising and Design Officer, and Kelly Ritchie, Senior Vice President for Employee and Customer Services.

Each Executive Severance Agreement provides, among other things, that if the Executive is involuntarily terminated by the Company for any reason other than for Cause or if the Executive voluntarily terminates his or her employment for Good Reason (each as defined in the applicable Executive Severance Agreement), the Executive will be eligible for (1) 12 months (24 months in the case of Mr. Huber) of salary continuation equal to his or her annual base salary rate, which will be subject to mitigation and reduction if the Executive becomes employed elsewhere (other than in the case of Mr. Rosera as to whom there will be no such reduction), (2) 12 months (24 months in the case of Mr. Huber) of health, dental and vision benefits and (3) 12 months of outplacement services, as well as a lump sum payment of accrued unused vacation pay benefits. Upon termination of employment, the Executive will also be required to fully waive any and all claims he or she may have in exchange for the specified severance benefits.

The Executive Severance Agreement contains certain provisions related to the Executive’s term of employment with the Company, including covenants related to devotion of time and attention to the Company and adherence to all of the Company’s policies, as well as additional customary covenants applicable to his or her term of employment with the Company and for specified periods of time thereafter with respect to confidentiality, non-disclosure of trade secrets, non- competition, non-solicitation and non-disparagement.

The foregoing description of the terms of each of the Executive Severance Agreements is qualified in its entirety by reference to the full text of each of the Executive Severance Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS’ END, INC.

Date: December 5, 2014                By: /s/     Dorian R. Williams
Name: Dorian R. Williams
Title: Senior Vice President, General Counsel and Corporate Secretary